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[*]	Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DEVELOPMENT AGREEMENT
This Development Agreement (“Agreement”) is made as of this 30th day of June, 2023 (the “Effective Date”) by and between Cardiff Oncology, Inc., a corporation formed under the laws of Delaware and having a principal place of business at 11055 Flintkote Avenue, San Diego, CA 92121 (“Company”) and Pfizer Inc., a Corporation formed under the laws of Delaware and having a principal place of business at 66 Hudson Boulevard East, New York, NY 10001-2192, on behalf of itself and any one or more of its Affiliates that conducts activities hereunder (collectively, “Pfizer” and along with Company, the “Parties” and each, a “Party”).
A.    Company is in the business of developing therapeutic products; and
B.    Company and Pfizer desire that Pfizer assist Company in the development of the Products (as defined in the applicable Statement of Work (as defined in Section 1.2)) on the terms set forth in this Agreement and that certain Information Rights Agreement dated November 17, 2021 by and between the Parties or their designated Affiliates, as amended by that certain Amendment to the Information Rights Agreement, dated on or around the date hereof (such agreement, as may be amended from time to time, the “Information Rights Agreement”) as part of Pfizer’s Ignite Program.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pfizer and Company agree as follows:
1.Agreement and Statements of Work.
1.1.Scope of Agreement. As a master form of contract, this Agreement allows the Parties to contract for one or more projects (each, a “Project”) by executing one or more Statements of Work without having to re-negotiate the basic terms and conditions contained herein. Pfizer will perform, or will cause an Affiliate (as defined in Section 1.4) to perform, the services described in this Agreement and the Statements of Work (collectively, the “Services”), including the delivery of any deliverables described in any Statement of Work (the “Deliverables”), subject to the terms and conditions herein. Neither Party is obligated to enter into any Statement of Work.
1.2.Statements of Work. The specific details of the Services for each Project will be set forth in a Statement of Work signed by the Parties or their respective Affiliates in the form attached hereto as Exhibit A-1 (each such “Statement of Work” executed by the Parties, a “Statement of Work”). The initial Statement of Work is attached as Exhibit A hereto as of the Effective Date. Each Statement of Work will include the scope of Services, schedule, budget, and payment terms for a particular Project. Each Statement of Work will be subject to all terms and conditions of this Agreement, in addition to the specific details set forth in such Statement of Work. The terms of each Statement of Work will only apply to the Project set forth therein. To the extent any terms or provisions of a Statement of Work conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement will control, unless the Statement of Work expressly provides that the Parties intend to override a provision of this Agreement. Any amendment to this Agreement will apply to all Statements of Work. Any amendment or modification to a specific Statement of Work will apply solely to that Statement of Work.
1.3.Change Orders. To the extent any change in the details of a Statement of Work or the assumptions upon which the Statement of Work is based require changes in the budget or schedule of a Project, Pfizer and Company will negotiate such changes diligently and in good faith, and execute a written amendment to such Statement of Work on a form substantially similar to Exhibit B (each, a “Change Order”). Neither Party will have an obligation to amend a Statement of Work until and unless the Parties agree to and execute the corresponding Change Order.
1.4.Relationship with Affiliates and Subcontractors. Pfizer may use the services of its Affiliates or, upon prior written notice to Company, the services of Third Party subcontractors to fulfill Pfizer’s obligations under this Agreement or any Statement of Work. Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, Pfizer may use Pfizer’s staff augmentation services (i.e., a certain pool of

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Third Party professionals who are integrated into Pfizer’s systems and trained on Pfizer protocols, work flows, and processes) to fulfill Pfizer’s obligations under this Agreement or any Statement of Work, without requiring notice to, or the consent of, Company. In any case, Pfizer will ensure that any Third Party subcontractors engaged by Pfizer to perform Services shall comply with the terms of this Agreement. Any Affiliate of either Party may enter into a Statement of Work directly with the other Party or its Affiliate; provided, however that each Party will remain responsible and retain primary liability for all of its obligations and activities under any Statement of Work entered into by its Affiliate or Third Party subcontractor. “Affiliate” means, with respect to a Party, all entities or individuals Controlling, Controlled by or under common Control with a Party. “Control” means the possession, directly or indirectly, of 50% or more of the share capital or voting rights of a Party, or of the power to direct or cause the direction of the management and policies of a Party, whether through the ownership of voting securities, by contract or otherwise. “Third Party” means any individual or entity other than a Party or its Affiliate.
1.5.Clinical Trial Agreements. Pfizer shall be responsible for the negotiation and administration of all clinical trial agreements with Third Party clinical trial sites or investigators.
2.Project Management.
2.1.Project Teams; Project Manager. On a Project-by-Project basis, Pfizer and Company will each designate, and identify in the applicable Statement of Work, such of their respective employees from product development, quality assurance, manufacturing, and project management to form a team (“Project Team”) to direct the activities to be carried out under such Statement of Work. Further, on a Project-by-Project basis, each Party will also designate, and identify in the applicable Statement of Work, one of its employees to act as its project manager (each, a “Project Manager”), who will be primarily responsible for communicating all instructions and information concerning the applicable Project to the members of the applicable Project Team. The applicable Project Team and Project Managers will consult periodically during the performance of each Project, through face-to-face meetings, telephone conferences, or videoconferences, at times to be mutually agreed upon by the applicable Project Managers. Either Party may replace a Project Manager or one or more members of each Project Team at any time. Neither the Project Managers nor the Project Teams will have the right to modify, amend, or waive any provision of this Agreement.
2.2.Advisory Committee. Upon mutual agreement of the Parties, Pfizer and Company will jointly constitute a team (“Advisory Committee”) comprised of an equal number of members designated by each Party but, in any event, not less than two members from each Party (or such number as the Parties mutually agree). The Advisory Committee will promptly meet upon mutual agreement of the Parties to address any relevant issue such Party wishes to call to the attention of the Advisory Committee, including any unresolved dispute referred by the Project Managers, to review past performance on mutually agreed upon metrics, discuss future partnership objectives, and to oversee the relationship between Company and Pfizer. For clarity, the Parties agree that all day-to-day issues will be brought before the applicable Project Team. The Advisory Committee will be considered an advisory committee, without the ability to modify, amend, or waive any provision of this Agreement, and will have as its goal to facilitate prompt and mutually agreeable resolution of any financial, technical, or quality issues that may arise in order to advance and preserve a harmonious relationship established by and between Pfizer and Company. Either Party may change its representatives on the Advisory Committee at any time by written notice to the other Party.
3.Performance of Services.
3.1.Performance Standard. Pfizer will use reasonable efforts to conduct its obligations with respect to each Project as set forth in the applicable Statement of Work. However, the Parties acknowledge and agree that neither of them can guarantee that a Project will be successful, nor guarantee any specific scientific results or outcomes, nor warrant that a marketable Product will result from any Project. Pfizer will conduct the Services (a) in a good and workmanlike manner in material compliance with all applicable federal, state, local, and international equivalent laws, rules, guidances, policies, regulations, industry standards, and administrative requirements (including applicable cGLP, cGCP, and cGMP standards) (“Applicable Law”) in the territory set forth in the applicable Statement of Work and (b) with a reasonable standard of care customary for Pfizer and in accordance with the standard operating procedures of Pfizer, and in accordance with Applicable Law and professional standards consistent with Good Clinical Practices and with the generally accepted professional standards of care customary in the performance of clinical research. The Parties will reasonably cooperate with each other to conduct any technology transfer from Company to Pfizer in connection with the initiation of any Services. Notwithstanding the foregoing or any provision to the contrary herein or in any Statement of Work, Pfizer will not have an obligation to perform a Service if
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Pfizer reasonably believes that providing such Service would (x) result in a breach of this Agreement or a failure to comply with Applicable Law, (y) result in a safety issue affecting those conducting the Services or patients, or (z) infringe, misappropriate, or otherwise violate a Third Party’s intellectual property rights; provided, that Pfizer shall promptly, but within no less than * business days for any safety-related issues and * business days in all other cases, notify the Advisory Committee (if it is then in place) and Company of its concerns and discuss with the Company potential resolutions for any issues preventing Pfizer from performing a Service. Pfizer will be responsible for its personnel obtaining all professional licenses, consents, authorizations, permits and certificates as required by Applicable Law for its performance of the Services.
3.2.Project Materials. Company will be responsible for providing Pfizer with all Project Materials (as defined in this Section 3.2) set forth in the applicable Statement of Work for use in the conduct of the Services, except as otherwise set forth in such Statement of Work. Company will, at its cost, deliver Project Materials DDP (Incoterms 2020) to the applicable Pfizer facility at such times and in such quantities and conforming to such criteria as specified in the applicable Statement of Work or otherwise reasonably requested in advance and in writing by Pfizer. Company will provide to Pfizer, prior to delivering any Project Materials, all applicable safety data sheets, environmental and safety information, handling instructions, and other documentation necessary to safely handle and maintain the Project Materials. Pfizer will not be responsible for any delays arising out of Company’s failure to timely provide to Pfizer all Project Materials or other information or materials reasonably required to perform the Services, and Company will be responsible for additional costs and expenses arising out of such delay. Company hereby grants to Pfizer, during the Term, a non-exclusive, fully paid up, royalty-free, non-transferable (except in connection with an assignment of this Agreement), worldwide license, with the right to grant sublicenses through multiple tiers, under all rights, title, and interests in and to the Project Materials and all intellectual property rights therein, solely to perform the Services. “Project Materials” means any and all materials to be provided by or on behalf of Company under a Statement of Work, including the “Key Project Materials” that are specified in the applicable Statement of Work.
3.3.Storage. In the event that any Project Materials remain in Pfizer’s possession after the expiration or earlier termination of all Statements of Work for which they are provided, then, unless the Parties mutually agree otherwise within * days following such expiration or earlier termination, Pfizer may elect, upon notice to Company, to (a) return such Project Materials at Company’s expense, (b) destroy such Project Materials at Company’s expense, or (c) continue to store such Project Materials subject to payment by Company of Pfizer’s then-applicable rates for such storage.
3.4.Regulatory Matters. As between the Parties, Company will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for Company’s use of any Product developed or manufactured in the conduct of Services, including investigational new drug application, biologics license application, new drug application, and abbreviated new drug application submissions, and any analogous submissions filed with a regulatory authority outside the United States.
3.5.Deliverables; Records. Subject to Company’s compliance with its payment obligations in Article 5 of this Agreement and the applicable Statement of Work, Pfizer will deliver to Company all Deliverables in accordance with the terms and conditions of this Agreement, and each applicable Statement of Work and quality agreement.
3.6.Privacy and Information Security. The Parties will negotiate and enter into an appropriate data protection addendum promptly following the Effective Date and to be incorporated into this Agreement as Exhibit C.
4.Audits; Regulatory Inspections.
4.1.General Company Audits. During the Term, Pfizer will permit Company’s employees and consultants (collectively, “Representatives”), other than any Third Party Representative that is a competitor of Pfizer or any of its Affiliates, to examine or audit the Services and the facilities at which the Services are conducted during regular business hours solely to determine whether all Projects are being conducted in accordance with this Agreement and the applicable Statement of Work and quality agreement between the Parties and whether the facilities utilized are in compliance with Applicable Law. Prior to any such audit, all Representatives conducting such audit, other than Company’s employees, will enter into a confidentiality agreement with Pfizer on terms at least as stringent as the confidentiality terms herein. Subject to Pfizer’s obligations of confidentiality to other customers and Third Parties, Pfizer will reasonably cooperate with Company’s audits by making relevant resources available to Company for audit, including Pfizer’s relevant physical facilities and a reasonable number of Pfizer’s employees as mutually agreed on by the Parties.
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Such audits (a) will require at least four days’ prior written notice to Pfizer for For-Cause Audits (defined below) and otherwise at least * days’ prior written notice to Pfizer, (b) will be limited to not more than * auditors in toto designated by or representing Company, (c) will last for not more than * days for For-Cause Audits and otherwise * days, (d) may be conducted not more than * time per every * calendar months unless such audit is a For-Cause Audit, and (e) may be conducted remotely. A “For-Cause Audit” is a “for-cause” audit to address significant product or safety concerns as discovered through product failures or otherwise, and related to Pfizer’s manufacture of a Product or the conduct of activities or performance of Services under a Statement of Work or quality agreement between the Parties. Product failures include issues related to stability, out of specification, sterility, labeling, or container integrity.
4.2.Audit Reports. Notwithstanding any provision of this Agreement to the contrary, all reports and financial information of Pfizer, its Affiliates or subcontractors which are provided to or subject to review by Company or its Representative under Section 4.1 or Section 5.6 will be deemed to be Pfizer’s Confidential Information and subject to the provisions of Section 11. Company agrees it will not share any such reports or financial information with a Third Party without Pfizer’s prior written consent. Pfizer and its Affiliates and subcontractors will have no obligation to provide reports or financial information to Company or its Representatives except as required by this Agreement.
4.3.Regulatory Inspections. Pfizer will allow the U.S. Food and Drug Administration (“FDA”) and any other applicable regulatory authority to conduct any Pre-Approval Inspection (“PAI”) or any other inspection relating to the Services of the Pfizer facility in which any Services are conducted, and Pfizer agrees to cooperate with the FDA and any other relevant regulatory authority in connection with such inspection. Pfizer will provide Company with notice of any PAI or other inspection to the extent relating to the Services immediately upon receipt of such notice from FDA or any other applicable regulatory authority. Pfizer shall promptly notify Company if the FDA or any other relevant regulatory agency requests to inspect any books, records, data or other information of Company relating to the Services, and, unless prohibited by Applicable Law, shall promptly share the results and all relevant documentation and findings of any such inspection with Company.
5.Payments.
5.1.Service Fees. Company will pay Pfizer for all Services performed under this Agreement and any Statement of Work in accordance with the budget and payment schedule for such Services set forth in each applicable Statement of Work, including any reasonable out-of-pocket expenses actually incurred by Pfizer as identified in a Statement of Work if applicable (“Service Fees”). All out-of-pocket expenses incurred by Pfizer must be accompanied by appropriate documentary evidence, such as receipts or other documentation as requested by Company. The Service Fees for Services performed a Statement of Work will be set forth in the applicable Statement of Work and may only be amended through a mutually agreed written amendment to the Statement of Work or a Change Order.
5.2.Invoices. Pfizer will invoice Company for Service Fees in accordance with the budget and payment schedule set forth in the applicable Statement of Work. Company will pay all undisputed invoice amounts to Pfizer within * days of receipt. In the event of a good faith dispute between the Parties as to the amount due, Company will pay the undisputed amount when due and the Parties will attempt to resolve the disputed payment within * days of the due date. If Company fails to pay any undisputed sum due under this Agreement in full by the due date for payment then, save where there is a good faith dispute over the amount owed, Pfizer may charge interest on any outstanding amount at a rate equivalent to the lower of (a) * per cent (*%) per annum and (b) the maximum rate allowed by Applicable Law. Such interest shall accrue on a daily basis from the date when payment was due until the date of actual payment of the overdue amount, whether before or after judgment.
5.3.Taxes.
(a)General. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (“VAT”), which shall be added thereon as applicable. In the event any payments made by one Party to the other Party pursuant to this Agreement become subject to withholding taxes under the laws or regulation of any jurisdiction, the paying Party shall deduct and withhold the amount of such taxes for the account of the receiving Party to the extent required by Applicable Law and such amounts payable to the receiving Party shall be reduced by the amount of taxes deducted and withheld, which shall be treated as paid to the receiving Party in accordance with this Agreement. To the extent that the paying Party is required to deduct and withhold taxes on any payments under this Agreement, the
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paying Party shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to the receiving Party an official tax certificate or other evidence of such withholding sufficient to enable the receiving Party to claim such payments of taxes. The receiving Party shall provide any tax forms to the paying Party that may be reasonably necessary in order for the paying Party not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT.
(b)Tax Actions. Notwithstanding anything in this Agreement to the contrary, if an action, including but not limited to any assignment or sublicense of its rights or obligations under this Agreement, or any failure to comply with Applicable Laws or filing or record retention requirements (a “Tax Action”) by a Party leads to the imposition of withholding tax liability or VAT on the other Party that would not have been imposed in the absence of a Tax Action or in an increase in such liability above the liability that would have been imposed in the absence of such Tax Action, then (i) the sum payable by the Party that caused the Tax Action (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the other Party receives a sum equal to the sum which it would have received had no Tax Action occurred and (ii) the sum payable by the Party that caused a Tax Action (in respect of which such deduction or withholding is required to be made) shall be made to the other Party after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with Applicable Law. For the avoidance of doubt, a Party shall only be liable for increased payments pursuant to this Section to the extent such Party engaged in a Tax Action that created or increased a withholding tax or VAT on the other Party.
(c)Cooperation. The Parties agree to cooperate and produce on a timely basis any tax forms or reports, including an IRS Form W-8BEN, reasonably requested by the other Party in connection with any payment made by Company to Pfizer under this Agreement.
5.4.Currency; Blocked Payments. All consideration due to Pfizer will be payable and will be made in United States dollars by wire transfer to an account designated by Pfizer. Company is responsible for all bank or other transfer charges.
5.5.Final Reconciliation. Within * days after the conclusion of the Services for each Statement of Work, or termination of this Agreement or any applicable Statement of Work pursuant to Section 12.3(a), Pfizer will submit to Company a final invoice with a reconciliation of all amounts invoiced by Pfizer and all payments made by Company, with appropriate supporting documentation. Pfizer will refund any overpayment by Company within * days after receipt by Company of such reconciliation, and Company will pay Pfizer any underpayment by Company within * days after receipt by Company of such final invoice.
5.6.Financial Audits. No more than once during any *-month period during the Term, Pfizer will permit an independent certified public accounting firm of nationally recognized standing selected by Company and reasonably acceptable to Pfizer to audit Pfizer’s relevant books and records, at Company’s sole cost and expense (provided, that if the audit reveals an overcharge of more than the greater of *% of audited payments or $*, then the costs of the audit will be borne by Pfizer), solely as required to confirm Pfizer’s compliance with the terms of Article 5. Each such audit may only take place during regular business hours following at least * days’ prior written notice to Pfizer. Prior to conducting any such audit, the applicable auditor will be required to enter into a confidentiality agreement with Pfizer on terms at least as stringent as the confidentiality terms herein. Each such auditor is not permitted to share any portion of Pfizer’s books and records with Company or its Affiliates and may only report to Company whether Pfizer is in compliance with the terms of Article 5. Upon completion of the audit, the accounting firm will provide both Pfizer and Company a written report disclosing any discrepancies in the books and records submitted by Pfizer, and, in each case, the specific details concerning any discrepancies. No other information will be provided to Company.
6.Intellectual Property.
6.1.Ownership. As between the Parties, each Party will own all rights, title, and interests in and to its Background IP. As between the Parties, and in each case subject to the terms of each applicable Statement of Work: (a) Pfizer will own all rights, title, and interests in and to all Foreground Know-How that is an improvement or modification to any of Pfizer’s Background IP (“Pfizer Foreground Know-How”) and all
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Foreground Patent Rights that claim Pfizer Foreground Know-How (“Pfizer Foreground Patent Rights”) and (b) Company will own all rights, title and interests in and to all Foreground Know-How that is not Pfizer Foreground Know-How (“Company Foreground Know-How”), all Foreground Patent Rights that claim Company Foreground Know-How (“Company Foreground Patent Rights”), and all Deliverables. Each Party hereby assigns and agrees to assign, and will ensure that its employees, agents, representatives, Affiliates, and subcontractors assign, to the other Party all of its rights, title, and interests in and to all Foreground Know-How and Foreground Patent Rights that are owned by the other Party pursuant to this Section 6.1 or the relevant terms of the applicable Statement of Work. For clarity, Pfizer hereby assigns and agrees to assign, and will ensure that its employees, agents, representatives, Affiliates, and subcontractors assign, to Company all of its and their rights, title, and interests in and to all Company Foreground Know-How and Company Foreground Patent Rights; and Company hereby assigns and agrees to assign, and will ensure that its employees, agents, representatives, and Affiliates assign, to Pfizer all of its and their rights, title, and interests in and to all Pfizer Foreground Know-How and Pfizer Foreground Patent Rights. Notwithstanding the foregoing, for certain types of Services the ownership of Foreground Know-How and Foreground Patent Rights arising from the conduct of such Services may be subject to different terms, as set forth in the applicable Statement of Work, in which case such terms will control the ownership of such intellectual property rights.
“Background IP” means, with respect to a Party, (a) all Know-How, other than Foreground Know-How and (b) all Patent Rights, other than Foreground Patent Rights, that, in each case ((a) and (b)), such Party or any of its Affiliates controls as of the Effective Date or that comes into the control of such Party or any of its Affiliates during the Term as a result of activities outside of a Statement of Work, and includes any Background IP identified in a Statement of Work.
“Foreground Know-How” means all Know-How created by or on behalf of either Party or both Parties in the conduct of activities under this Agreement or any Statement of Work, and “Foreground Patent Rights” means any Patent Right that claims any Foreground Know-How.
“Know-How” means any (a) proprietary scientific or business information or materials, including records, improvements, modifications, techniques, assays, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), and (b) any information embodied in chemical or biological materials or physical embodiments of any of the foregoing, in each case ((a) and (b)), other than any Patent Rights.
“Patent Rights” means any and all (a) patents, (b) patent applications, including all provisional and non-provisional applications, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon, (c) all patents-of-addition, reissues, re-examinations, and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions, and equivalents thereof, (d) inventor’s certificates, letters patent, or (e) any other substantially equivalent form of government issued right substantially similar to any of the foregoing described in subsections (a) through (d) above, anywhere in the world.
6.2.Licenses. Company hereby grants to Pfizer and its Affiliates, during the Term, a non-exclusive, fully paid up, royalty-free, worldwide, non-transferable (except in connection with an assignment of this Agreement) license, with the right to grant sublicenses through multiple tiers, under Company’s Background IP, Company Foreground Know-How, and Company Foreground Patent Rights solely to conduct Pfizer’s obligations and perform the Services under this Agreement and any Statement of Work. In addition, each Statement of Work may provide for additional licenses from Company to Pfizer. In the event that Pfizer incorporates any Pfizer Foreground Know-How or Pfizer Foreground Patent Rights into any Deliverable provided to Company in accordance with the terms of a Statement of Work, Pfizer will and does hereby grant to Company, solely to the extent Pfizer has the right to grant such license, a non-exclusive, perpetual, fully paid up, royalty-free, worldwide license, with the right to grant sublicenses through multiple tiers, under such Pfizer Foreground Know-How or Pfizer Foreground Patent Rights solely to make, have made, use, have used, sell, have sold, offer for sale, import or otherwise exploit such Deliverable. Neither Company nor Pfizer has granted any right or license to any proprietary technology, Know-How, Patent Right, or other proprietary rights under this Agreement, either expressly or by implication, except those specifically set forth herein.
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6.3.Use of Software. To the extent Company uses, or has access to, any software provided by Pfizer or its Affiliates hereunder, Company will not, and will ensure that its employees, agents, representatives, Affiliates, (sub)licensees, and subcontractors do not, copy, recreate, disassemble, modify, translate, decompile or reverse engineer such software or attempt to do any of the foregoing. Pfizer agrees that it will not copy, share, allow access to or otherwise disseminate any clinical trial data or outputs from the clinical trials conducted pursuant to the Services under this Agreement or any Statement of Work to any person outside of those personnel performing activities under this Agreement on a need-to-know basis.
7.Representations and Warranties; Covenants.
7.1.Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date that it (a) has the full right and authority to enter into this Agreement, extend the rights and licenses granted to the other Party in this Agreement, and fully perform its obligations hereunder, and (b) has not made any commitments to others in material conflict with or in material derogation of such rights or this Agreement. Company further represents and warrants that, to the best of its knowledge, use of any Project Materials or other materials that Company instructs Pfizer to use in accordance with the terms of this Agreement (y) do not and will not infringe any issued patent of any Third Party and (z) will not infringe the claims of any published Third Party patent application when and if such claims issue. Neither Party makes any representation or warranty with respect to the development or approval of any Product by any regulatory authority. Except as expressly set forth in this Section 7.1, each Party expressly disclaims any and all warranties of any kind, express or implied, including the warranties of design, merchantability, fitness for a particular purpose, or non-infringement of the intellectual property rights of Third Parties. A Party will promptly notify the other, in writing, of any change to the truth of a representation or warranty herein.
7.2.Debarment. Each Party hereby represents and warrants to the other Party that none of such Party nor any of such Party’s personnel conducting activities under this Agreement and, with respect to Pfizer, none of Pfizer’s Affiliates or its subcontractors nor their personnel conducting activities under this Agreement (a) is under investigation by the FDA, or other equivalent agency for debarment action, or other Applicable Law of any countries under which such Party or its relevant Affiliates is registered and licensed, (b) has a disqualification hearing pending or has been disqualified by the FDA or other applicable agency, including by the FDA under Section 306(a) and (b) of the U.S. Federal Food, Drug and Cosmetic Act, or (c) has been convicted of a crime for which a person or entity can be debarred under Applicable Law. Each Party covenants that it will not knowingly employ any person or entity that has been so debarred to conduct any activities under this Agreement. If during the Term a Party becomes aware that a Party or any personnel retained by it to conduct activities under this Agreement (x) comes under investigation by the FDA, or other applicable agency for debarment or disqualification, (y) is debarred or disqualified, or (z) engages in any conduct or activity which could lead to any of the above mentioned disqualification or debarment actions, such Party will immediately notify the other Party, in writing, of the same.
7.3.Anti-Bribery and Anti-Corruption. Each Party hereby represents, warrants, and covenants that:
(a)It acknowledges that most countries have anti-bribery and anti-corruption laws, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, which forbid the making, offering or promising of any payment or anything of value to government officials, or other persons, when the payment is intended to influence any act or decision to award or retain business and it represents, and warrants it implements policies and procedures consistent with complying with such laws and that it will raise to the other Party any concerns related to a potential violation of anti-bribery and anti-corruption laws.
(b)It is and will remain licensed, registered, or qualified under local law, regulations, policies, and administrative requirements to do business and, to the extent required by Applicable Law, has obtained licenses or completed such registrations as may be necessary or required by law to provide the goods or services described herein, and providing such goods or services is not inconsistent with any other obligation.
(c)It has not and will not in the future directly, or indirectly, offer or pay, or authorize the offer or payment, of any money or anything of value in an effort to influence any government official or any other person in order for the other Party to improperly obtain or retain business or to gain an improper business advantage, and, has not accepted, and will not accept in the future, such a payment.
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7.4.Global Trade Controls Laws. Each Party hereby represents, warrants, and covenants that:
(a)It will comply with all Global Trade Control Laws. “Global Trade Control Laws” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the U.S. economic sanctions rules and regulations implemented under statutory authority or the President's Executive Orders and administered by the U.S. Department of the Treasury Office of Foreign Assets Control; European Union (E.U.) Council Regulations on export controls, including Nos.428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations and legislative instruments made under any of the above; other relevant economic sanctions, export and import control laws, and other laws, regulations, legislation, orders and requirements imposed by a relevant governmental entity.
(b)Activities under this Agreement will not take place in, involve companies, organizations, or governmental entities from, nor involve individuals ordinarily resident in, a Restricted Market. “Restricted Market” means the Crimean Peninsula, Cuba, the Donbass Region, Iran, North Korea, Russia, Belarus, the “Luhansk People’s Republic,” the “Donetsk People’s Republic,” and Syria, or any other country or region sanctioned by the United States, the United Kingdom or European Union.
(c)It is not, and will not be, (i) a Restricted Party or (ii) owned or controlled by a Restricted Party. “Restricted Party” means an individual or entity on the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List and the Sectoral Sanctions Identifications List of the U.S. Treasury Department’s Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List of the U.S. Department of Commerce; entities subject to restrictive measures and the Consolidated List of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign and Security Policy; the List of Excluded Individuals / Entities published by the U.S. Health and Human Services Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; the list of parties suspended or debarred from contracting with the U.S. government; and similar lists of restricted parties maintained by the governmental entities of the countries that have jurisdiction over the activities conducted under this Agreement.
(d)It will not knowingly transfer any goods, software, technology, or services to the other party that are (i) controlled under the U.S. International Traffic in Arms Regulations or at a level other than EAR99 under the U.S. Export Administration Regulations; or (ii) specifically identified as an E.U. Dual Use Item or on an applicable export control list of another country.
(e)It will not engage or delegate any activities under this Agreement to a Restricted Party.
8.Limitation of Liability.
8.1.NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS AGREEMENT, OTHER THAN WITH RESPECT TO (I) THE APPLICABLE PARTY’S BREACH OF SECTION 11, (II) THE APPLICABLE PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, (III) PFIZER’S BREACH OF EXHIBIT C, OR (IV) A SECURITY INCIDENT INVOLVING COMPANY’S DATA, NEITHER PARTY WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, OR MULTIPLE DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, AND REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE).
8.2.NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS AGREEMENT, OTHER THAN WITH RESPECT TO (i) PFIZER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, (ii) PFIZER’S BREACH OF SECTION 11, (iii) PFIZER’S BREACH OF EXHIBIT C, OR (iv) A SECURITY INCIDENT INVOLVING COMPANY’S DATA, IN NO EVENT WILL (I) PFIZER’S LIABILITY FOR DAMAGES FOR ANY CLAIM UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE TOTAL VALUE OF CONSIDERATION PAID TO PFIZER UNDER THE STATEMENT OF WORK APPLICABLE TO SUCH CLAIM PRIOR TO THE DATE ON WHICH
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THE APPLICABLE CLAIM AROSE, (II) PFIZER’S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS IN CONNECTION WITH A STATEMENT OF WORK EXCEED AN AMOUNT EQUAL TO THE TOTAL VALUE OF ALL CONSIDERATION PAID TO PFIZER UNDER SUCH STATEMENT OF WORK, AND (III) PFIZER’S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE TOTAL VALUE OF ALL CONSIDERATION PAID TO PFIZER UNDER THIS AGREEMENT.
8.3.NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS AGREEMENT, OTHER THAN WITH RESPECT TO (i) COMPANY’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, (ii) COMPANY’S BREACH OF SECTION 11 AND (iii) COMPANY’S BREACH OF ITS PAYMENT OBLIGATIONS UNDER THIS AGREEMENT OR ANY STATEMENT OF WORK, IN NO EVENT WILL (I) COMPANY’S LIABILITY FOR DAMAGES FOR ANY CLAIM UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO * TIMES THE TOTAL VALUE OF CONSIDERATION PAID OR PAYABLE TO PFIZER UNDER THE STATEMENT OF WORK APPLICABLE TO SUCH CLAIM PRIOR TO THE DATE ON WHICH THE APPLICABLE CLAIM AROSE, (II) COMPANY’S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS IN CONNECTION WITH A STATEMENT OF WORK EXCEED AN AMOUNT EQUAL TO * TIMES THE TOTAL VALUE OF ALL CONSIDERATION PAID OR PAYABLE TO PFIZER UNDER SUCH STATEMENT OF WORK, AND (III) COMPANY’S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO * TIMES THE TOTAL VALUE OF ALL CONSIDERATION PAID OR PAYABLE TO PFIZER UNDER THIS AGREEMENT.
8.4.NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS AGREEMENT, WITH RESPECT TO (i) PFIZER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, (ii) PFIZER’S BREACH OF SECTION 11, (iii) PFIZER’S BREACH OF EXHIBIT C, AND (iv) A SECURITY INCIDENT INVOLVING COMPANY’S DATA, IN NO EVENT WILL PFIZER’S TOTAL AGGREGATE LIABILITY FOR ALL CLAIMS RELATING TO THE FOREGOING (i)-(iv) EXCEED *. FOR CLARITY, THE FOREGOING * AGGREGATE LIABILITY CAP IS NOT INTENDED TO BE A SEPARATE CAP FOR EACH CATEGORY OF LIABILITY IN THE FOREGOING (i)-(iv), BUT AN AGGREGATE CAP FOR LIABILITY RELATING TO ANY OF THE FOREGOING (i)-(iv).
8.5.THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS OF LIABILITY SET FORTH IN SECTION 8.1, SECTION 8.2, SECTION 8.3 AND SECTION 8.4 ABOVE ARE A CRITICAL COMPONENT OF THE CONSIDERATION UPON WHICH EACH PARTY RELIED IN ENTERING INTO THIS AGREEMENT AND, BUT FOR AN EXPECTATION AND UNDERSTANDING THAT THESE LIMITATIONS OF LIABILITIES WOULD BE STRICTLY INTERPRETED AND APPLIED IN ALL INSTANCES UNDER THIS AGREEMENT, NEITHER PARTY WOULD HAVE ENTERED INTO THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SECURITY INCIDENT RELATED DAMAGES ARE CONSIDERED DIRECT DAMAGES AND NOT EXCLUDED UNDER SECTION 8.1. “SECURITY BREACH DAMAGES” INCLUDE (A) THE COST OF PREPARING AND DELIVERING NOTICES TO AFFECTED DATA SUBJECTS AND/OR SUPERVISORY, REGULATORY OR OTHER GOVERNMENTAL AUTHORITIES, (B) THE COST OF PROVIDING TOLL-FREE INFORMATION SERVICES AND CREDIT MONITORING FOR UP TO 12 MONTHS (OR LONGER IF REQUIRED BY APPLICABLE LAW) TO AFFECTED DATA SUBJECTS, (C) AMOUNTS PAYABLE TO THIRD PARTIES, INCLUDING SUPERVISORY, REGULATORY OR OTHER GOVERNMENTAL AUTHORITIES, AS DAMAGES, FINES, AND/OR PENALTIES, AND (D) EXPENSES INCURRED BY COMPANY IN INVESTIGATING AND RESPONDING, INCLUDING EXPENSES FOR FORENSIC, INCIDENT RESPONSE, AND LEGAL EXPERTS AND CONSULTANTS.
9.Indemnification.
9.1.Company Indemnification. Company will indemnify, defend, and hold harmless Pfizer and its Affiliates, and its and their directors, officers, employees, and agents (each, a “Pfizer Indemnified Party”), from and against any and all losses, damages, liabilities, fines, reasonable attorney fees, court costs, and expenses, resulting or arising from any Third Party claims, actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, any Statement of Work, or the Services contemplated herein (collectively “Losses”) to the extent such Losses arise out of (a) Company’s breach of this Agreement (including its representations and warranties hereunder) or any Statement of Work, (b) the use by Company, its Affiliates, or their respective (sub)licensees or subcontractors of any products, materials, information, or Deliverables provided by or on behalf of Pfizer under this Agreement (including to the extent any of such are contained in other products or processes), including any product liability
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claims arising from such use, (c) any Third Party claim alleging that the use of Company’s Background IP or Project Materials in accordance with the terms of this Agreement infringe or misappropriate any Third Party intellectual property rights, (d) injury to or death of any person or damage to any property caused by or resulting from the use of any of Company’s Background IP, Products or Project Materials in accordance with the terms of this Agreement, (e) any Services conducted by or on behalf of Pfizer in accordance with the terms of this Agreement, the applicable Statement of Work and any applicable clinical study agreement and protocols, and otherwise in accordance with Company’s written instructions to Pfizer; or (f) gross negligence, willful misconduct, or violation of Applicable Law by any Company Indemnified Party (as defined in Section 9.2) in connection with this Agreement or any Statement of Work, except, in each case ((a)-(f)) to the extent such Losses are subject to Pfizer’s indemnification obligations under Section 9.2.
9.2.Pfizer Indemnification. Pfizer will indemnify, defend, and hold harmless Company and its Affiliates, and its and their directors, officers, employees and agents (each, a “Company Indemnified Party”), from and against any and all Losses to the extent such Losses arise out of (a) Pfizer’s breach of this Agreement (including its representations and warranties hereunder) or any Statement of Work, (b) injury to or death of any person or damage to any property caused by or resulting from Pfizer’s performance of Services contrary to the terms of this Agreement, the applicable Statement of Work and any applicable clinical study agreement and protocols, or otherwise contrary to Company’s written instructions to Pfizer, (c) gross negligence, willful misconduct, or violation of Applicable Law by any Pfizer Indemnified Party in connection with this Agreement or any Statement of Work, or (d) a Security Incident (as defined in Exhibit C), except, in each case ((a)-(c)) to the extent such Losses are subject to Company’s indemnification obligations under Section 9.1.
9.3.Indemnification Procedure. A Party seeking indemnification hereunder (the “Indemnified Party”) will give the other Party (the “Indemnifying Party”) prompt notice of any such Third Party claim, action, or lawsuit covered by Section 9.1 or Section 9.2 (“Claim”) served upon the Indemnified Party and will fully cooperate with the Indemnifying Party and its legal representatives in the investigation of any such Claim at the Indemnifying Party’s cost and expense. The Indemnified Party’s failure to provide such prompt notice and cooperation will limit the Indemnified Party’s right to indemnification solely to the extent that such failure prejudices the Indemnifying Party’s ability to defend against such Claim. The Indemnified Party will not unreasonably withhold its approval of the settlement of Claim, will cooperate with counsel of the Indemnifying Party in the defense of the Claim, and reserves the right to engage its own counsel to assist in the defense at its own cost and expense. The Indemnified Party will give the Indemnifying Party sole control over the defense of each Claim, except that the Indemnifying Party will not agree to any settlement of any Claim under terms that would require the Indemnified Party to pay any money, admit any wrongdoing, or otherwise be prejudiced, in each case without the Indemnified Party giving its prior written consent to such settlement.
10.Insurance. Each Party agrees to obtain and maintain, during the Term, commercial general liability insurance, including products liability insurance (or clinical trials insurance, if applicable) with minimum “A-” A.M. Best rated carriers satisfactory in kind and with liability limits appropriate to the circumstances to protect the Parties hereunder against any claims or liabilities that may arise from the performance of Services hereunder. Notwithstanding the foregoing, Pfizer may fulfill its insurance obligations under this Agreement by self-insuring.
11.Confidentiality.
11.1.Confidential Information. “Confidential Information” means all non-public information disclosed by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) or otherwise accessed by the Receiving Party, in whatever form (including tangible, intangible, visual, and oral), before, on, or after the Effective Date, including: (a) draft and filed content within patent applications, office action responses, and other communications with patent authorities; (b) manufacturing information, including processes, protocols, and know-how; (c) vendor information and lists; and (d)  other proprietary information, ideas, gene sequences, product applications, formulations, chemical formulas, assays, techniques, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment configurations, and formulae related to the current, future, and proposed products and services of the Disclosing Party, and including such Party’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, analyst reports, sales and merchandising reports, and marketing plans. Without limiting the foregoing, (i) Pfizer’s Background IP, Pfizer Foreground Know-How, and Pfizer Foreground Patent Rights will be considered Pfizer’s Confidential Information and (ii) Company’s
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Background IP, Company Foreground Know-How, and Company Foreground Patent Rights, Project Materials and the Deliverables will be considered Company’s Confidential Information. In addition all confidential information of a Party under the *, by and between the Parties (the “Prior CDA”) will be deemed to be such Party’s Confidential Information under this Agreement. The existence and terms of this Agreement will be deemed to be the Confidential Information of both Parties with each Party being deemed a Receiving Party with respect thereto.
11.2.Non-Disclosure. A Receiving Party will not, at any time, directly or indirectly, use for any reason other than activities contemplated under this Agreement or disclose to any Third Party any Confidential Information of the Disclosing Party. Each Receiving Party in possession of Confidential Information of the Disclosing Party will take all appropriate steps to safeguard such information with the same degree of care with which it maintains the confidentiality of its own confidential information, which in no event shall be less than a reasonable standard of care. The Parties further acknowledge that Confidential Information may have been provided by the Parties to each other prior to the Effective Date, including under the Prior CDA. The Parties agree that as of the Effective Date, all such Confidential Information will be protected by the terms and conditions of this Agreement. Confidential Information will not include information that the Receiving Party can show by competent proof: (a) was known to the Receiving Party, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; (b) is subsequently disclosed to the Receiving Party by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; (c) is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party through no act or omission on the part of the Receiving Party; or (d) is independently developed by or on behalf of the Receiving Party through activities outside of the collaboration described herein without the aid, application, or use of Confidential Information of the Disclosing Party.
11.3.Authorized Disclosure. A Receiving Party may disclose Confidential Information belonging to the Disclosing Party, including the terms of this Agreement, to the extent (and only to the extent) that it is reasonably necessary or appropriate: (a) to make regulatory filings permitted under this Agreement; (b) to prosecute or defend litigation, respond to interrogatories, requests for information or documents, subpoena, civil investigative demands issued by a court or governmental agency, or as otherwise required by Applicable Law; (c) to comply with Applicable Law (including the rules, regulations, and guidance of the U.S. Securities and Exchange Commission (“SEC”) or any national securities exchange) and with judicial process; or (d) to disclose, in connection with the performance of this Agreement and solely on a need-to-know basis, to Affiliates; permitted (sub)licensees; or their respective employees, directors, subcontractors (including consultants) or agents, or their respective professional advisors, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 11; provided, however, that the Receiving Party will remain responsible for any failure by any person who receives Confidential Information from the Receiving Party to treat such Confidential Information as required under this Article 11. In addition, Company may disclose the terms of this Agreement, other than any financial terms, to its current and prospective investors in the context of its fundraising activities, provided that (x) Company provides prior written notice to Pfizer of any such disclosure, (y) each such disclosee prior to disclosure must be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 11 and (z) Company will remain responsible for any failure by any person who receives Confidential Information from Company to treat such Confidential Information as required under this Article 11. Where reasonably possible, the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to clauses (a) through (c) of this Section 11.3 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information. Without limiting the foregoing, in the event that either Party proposes to file with the SEC, or the securities regulators of any state or other jurisdiction, a registration statement or any other disclosure document which describes, discloses, or refers to this Agreement, the Party will notify the other Party of such intention and will, to the extent reasonably practicable, provide such other Party with a copy of relevant portions of the proposed filing prior to such filing and will use reasonable efforts to obtain confidential treatment of any information concerning this Agreement that such other Party requests be kept confidential. No such notice will be required under this Section 11.3 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party.
11.4.Publicity; Use of Name. Except as set forth in this Article 11, neither Party may issue a press release or similar public announcement with respect to the execution or performance of this Agreement without the other Party’s prior written consent; provided, however, that either Party may, without the consent of the other Party issue any press release or similar public announcement containing any information that is then-publicly available. Neither Party will use the name, insignia, symbol, trademark, trade name, or logotype of
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the other Party or its Affiliates in any publication, press release, public promotional material, or other form of publicity without the prior written consent of such other Party. Notwithstanding the foregoing, Pfizer agrees that Company may issue a press release in the form attached as Exhibit D in connection with the execution of this Agreement.
11.5.Residual Knowledge. Notwithstanding this Article 11, the Parties acknowledge the practical difficulty of policing the use of information in the unaided memory of the Receiving Party, and as such each Party agrees that the Receiving Party will not be liable for the use by any of its or its Affiliates’ or its sublicensees’ officers, directors, employees, or agents of specific Confidential Information or Foreground Know-How arising under this Agreement, in each case, of the Disclosing Party that is retained in the unaided memory of such officer, director, employee, or agent; provided that, (a) the foregoing is not intended to grant, and will not be deemed to grant, the Receiving Party, its Affiliates, its sublicensees, or its or their officers, directors, employees, and agents a license under any Patent Right of the Disclosing Party; and (b) such officer, director, employee, or agent has not intentionally memorized such Confidential Information for use outside this Agreement.
11.6.Confidentiality Term. Notwithstanding any provision to the contrary in this Agreement, each Party’s rights and obligations under this Article 11 will remain in effect during the Term and thereafter until the fifth anniversary of the effective date of termination of this Agreement, provided, however, the terms of this Agreement will remain subject to this Article 11 during the Term and thereafter until the fifteenth anniversary of the effective date of termination of this Agreement unless a longer time period is specified in a Statement of Work
12.Term and Termination.
12.1.Term. This Agreement will commence on the Effective Date and will continue until the * anniversary of the Effective Date, or until earlier terminated by either Party in accordance with this Section 12 (the “Initial Term,” and together with any renewal period, the “Term”). This Agreement may be renewed for successive * periods thereafter by the mutual agreement of the Parties. Upon expiration or termination of this Agreement, the terms and conditions of this Agreement will continue to apply to any active Statements of Work, on a Statement of Work-by-Statement of Work basis, until the completion of all Services thereunder or the earlier termination of such Statement of Work.
12.2.Termination.
(a)Termination of Statement of Work for Cause. On a Statement of Work-by-Statement of Work basis, either Party may terminate a Statement of Work immediately upon providing written notice of termination to the other Party if the other Party has materially breached such Statement of Work, including any term of this Agreement that applies to such Statement of Work, or to any Products arising therefrom and has failed to cure such material breach within * days after receiving written notice of such breach from the non-breaching Party specifying the nature of the material breach.
(b)Termination for Breach of Certain Representations and Warranties. Either Party may immediately terminate this Agreement in its entirety or with respect to one or more Statements of Work by providing written notice of termination to the other Party if the other Party has materially breached Section 7.4 or Section 7.5 and has failed to cure such material breach within * days after receiving written notice of such breach from the non-breaching Party specifying the nature of the material breach.
(c)Termination of Statement of Work for Safety or Technical Issues. Either Party will have the right to terminate a Statement of Work in the event that such Party determines in good faith that the conduct of Services as set forth in such Statement of Work is not clinically, commercially, or technically feasible using commercially reasonable efforts or is inconsistent with Applicable Law or if such Party determines in good faith that there is a material safety issue in connection with the applicable Product or the performance of such Services. Prior to any termination, such Party seeking termination will request in writing a pre-termination consultation with the other Party to review potential concerns and to make commercially reasonable efforts to continue with the applicable Statement of Work. * days following said consultation, such Party may terminate the applicable Statement of Work upon a further * days’ prior written notice to the other Party; provided, that such Party seeking termination may suspend all Services related to any potential material safety issue prior to termination.
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(d)Bankruptcy. Either Party may terminate this Agreement in its entirety, including any and all Statements of Work, immediately by providing written notice to the other Party: (i) if proceedings in voluntary or involuntary bankruptcy are initiated by, on behalf of or against the other Party (and, in the case of any such involuntary proceeding, not dismissed or stayed within * days); or (ii) if the other Party is adjudicated bankrupt, files a petition under applicable insolvency laws, is dissolved or has a receiver appointed for substantially all of its property.
(e)Termination of Statement of Work by Advisory Committee. The Advisory Committee may terminate any Statement of Work prior to completion thereof by unanimous decision of the members of the Advisory Committee in writing as notice provided to each Party. The Advisory Committee will determine reasonable wind-down activities for such terminated Statement of Work.
(f)Termination Upon Change of Control. Notwithstanding the foregoing, upon a Change of Control, Company shall have the right to terminate this Agreement and any related Statement of Work immediately upon written notice to Pfizer. The term “Change of Control” means (a) any consolidation or merger of Company with or into any other corporation or entity, or any other corporate reorganization or similar transaction, in which the holders of outstanding voting securities of Company immediately prior to such consolidation, merger, reorganization or similar transaction hold, directly or indirectly, less than fifty percent (50%) of the outstanding voting securities of Company or of the surviving or resulting entity (or the power to direct or cause the direction of the management and policies of the surviving or resulting entity) immediately after such consolidation, merger, reorganization or similar transaction; or (b) any transaction or series of related transactions as a result of which the holders of outstanding voting securities of Company immediately prior to such transaction or transactions hold, directly or indirectly, less than fifty percent (50%) of the outstanding voting securities of Company (or the power to direct or cause the direction of the management and policies of Company) immediately after such transaction or transactions.
12.3.Consequences of Termination.
(a)General. Upon receipt of notice of termination of this Agreement or any applicable Statement of Work, Pfizer will promptly wind down the conduct of all Services under the applicable Statements of Work except to the extent that Pfizer determines that doing so will violate Applicable Laws or compromise patient safety, in which case, notwithstanding anything in this Agreement to the contrary, Pfizer will continue to perform such Services in accordance with the terms of this Agreement, and each applicable Statement of Work, and the payment terms with respect to such Services will survive termination. Upon termination of this Agreement or a Statement of Work: (i) Company will pay Pfizer for all Services Fees incurred as of the effective date of termination pursuant to Section 5.5, Company will issue to Pfizer (or its designee) any securities that Company has an obligation to issue pursuant to this Agreement as of the effective date of termination, Company will pay to Pfizer all applicable cancellation fees and reimburse Pfizer for any costs incurred or accrued prior to the notice of such termination that cannot be cancelled or avoided through commercially reasonable efforts, and Company will reimburse Pfizer for all wind-down costs incurred by Pfizer or its Affiliates in connection with the terminated Services; (ii) Pfizer will, within 90 days following the effective date of termination, deliver to Company all Deliverables, Project Materials, and Product inventory in Pfizer’s possession with respect to the terminated Statements of Work to the extent such have been paid for by Company; and (iii) upon the Disclosing Party’s written request, each Party will return or destroy the other Party’s Confidential Information in accordance with the terms of this Agreement. Notwithstanding the above, the Receiving Party (A) may retain a single copy of the Disclosing Party’s Confidential Information for the sole purpose of ascertaining the Receiving Party’s ongoing rights and responsibilities in respect of such information; and (B) shall not be required to destroy any computer files stored securely by the Receiving Party or its Affiliates that are created during automatic system back up, or retained for legal purposes by the legal division of the Receiving Party and its Affiliates, provided that such retained Confidential Information shall remain subject to the terms of this Agreement.
(b)Accrued Obligations; Survival. Termination of this Agreement will not relieve either Party of any liability that has accrued prior to the effective date of such termination or prejudice either Party’s right to obtain performance of any obligation provided for in this Agreement, which by its express terms or context survive termination. The terms of this Agreement that by their context are
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intended to survive termination or expiration of this Agreement will so survive. Without limiting the foregoing, the rights and obligations of Company and Pfizer set forth in Sections 1 (Agreement and Statements of Work), 3.5 (Deliverables; Records), 6 (Intellectual Property), 8 (Limitation of Liability), 9 (Indemnification), 10 (Insurance), 11 (Confidentiality), 12.3 (Consequences of Termination), 14 (Notices and Deliveries), 15 (Assignment), 16 (Governing Law; Waiver of Jury Trial), 17 (Injunctive Relief), 19 (Independent Contractor), 20 (Amendments; Waiver; Severability), 21 (Language), 23 (Interpretation), 24 (Entire Agreement), and 25 (Counterparts) will survive the termination or expiration of this Agreement or any Statement of Work.
13.Information Rights Agreement. The Information Rights Agreement will set forth the terms of any additional rights granted by Company to Pfizer or its designee as partial consideration for the conduct of the Services.
14.Notices and Deliveries. All notices given hereunder must be: (a) by a writing delivered by hand, overnight courier, or United States Postal Service first-class registered or certified mail, return receipt requested, postage prepaid, to the other Party at the addresses below or (b) by email sent to the email addresses listed below and acknowledged by return email, or in the case of (a) and (b), to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. Notice by email will be deemed effective as of the day the notice was acknowledged by return email. All other notices will be deemed effective as of the day delivered to the receiving Party (or if delivery is refused, the date of such refusal):

If to Pfizer:	If to Company:
Ignite Group Lead
Pfizer Inc.
66 Hudson Boulevard East
New York, NY 10001-2192
Tel: (212)-733-5049
Kathy.Fernando@pfizer.com

With a copy to:
Ignite Chief Counsel
Pfizer Inc.
66 Hudson Boulevard East
New York, NY 10001-2192
LegalNotice@pfizer.com
Cardiff Oncology, Inc. 11055 Flintkote Avenue San Diego, CA 92121 Attention: James Levine jlevine@cardiffoncology.com
15.Assignment. Neither Party will assign this Agreement nor any part thereof without the prior written consent of the other Party; provided, however, that either Party may, without such consent, assign or delegate the rights and obligations of this Agreement (a) to one or more of its Affiliates, or (b) in connection with the transfer, sale, or divestiture of substantially all of its business to which this Agreement pertains. Any permitted assignee will assume all obligations of its assignor under this Agreement. No assignment will relieve either Party of responsibility for the performance of any accrued obligation which such Party then has hereunder. This Agreement will bind and inure to the benefit of the successors and permitted assigns of each Party.
16.Governing Law; Waiver of Jury Trial. This Agreement and any associated Statement of Work is governed by the laws of the state of New York without giving effect to any federal or state conflict of laws principles. Any Dispute not resolved by the Parties will be subject to the exclusive jurisdiction of the U.S. federal or New York state courts within New York County, New York, and each Party hereby waives (a) any objection which it may have at any time to the venue of the proceedings in any such court, (b) any claim that such proceedings have been brought in an inconvenient forum, and (c) the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such Party. IN ANY CONTROVERSY OR CLAIM, WHETHER BASED IN CONTRACT, TORT OR OTHER LEGAL THEORY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS NEGOTIATION, ENFORCEABILITY OR VALIDITY, OR THE PERFORMANCE OR BREACH HEREOF OR THE RELATIONSHIPS ESTABLISHED HEREUNDER, ALL PARTIES HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY.
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17.Dispute Resolution. Any dispute, controversy or claim arising under, out of or in connection with this Agreement, other than any dispute with respect to invoices to be resolved in accordance with Section 5.2, including any question regarding the existence, validity or termination of this Agreement (a “Dispute”), shall first be referred to the Project Managers for each of the Parties to facilitate and assist resolution of such Dispute for attempted resolution within * days after such referral (or such longer time period as is mutually agreed by the Project Managers). If such Dispute is not resolved within * days after such referral to the Project Managers (or such longer time period as is mutually agreed by the Project Managers), the Dispute shall be referred to the Advisory Committee for attempted resolution within * days after such referral (or such longer time period as is mutually agreed by the Parties). If such Dispute is not resolved within * days after such referral to the Advisory Committee (or such longer time period as is mutually agreed by the Parties), then the Parties will refer the Dispute to Pfizer’s * and Company’s * (or their respective designees), who will use good faith efforts to resolve the Dispute. If Pfizer’s * or Company’s * (or their respective designees), as applicable, are unable to resolve the Dispute within * days after referral (or such longer time period as is mutually agreed by Pfizer’s * and Company’s * (or their respective designees)), each Party may, with respect to such Dispute, assert any remedy available at law or equity to enforce its rights under this Agreement before a court of competent jurisdiction.
18.Injunctive Relief. The Parties acknowledge that breach of this Agreement, including Section 11 (Confidentiality) or Section 6 (Intellectual Property), may cause irreparable harm for which the non-breaching Party may not be fully or adequately compensated by recovery of monetary damages. Notwithstanding anything to the contrary in this Agreement, in the event of any breach or threatened breach of this Agreement by one Party, the other Party will be entitled to seek injunctive relief from a court of competent jurisdiction in addition to any other remedy that may be available at law or in equity, without the necessity of posting bond or proving actual damages.
19.Independent Contractor. The Parties are independent contractors and nothing contained in this Agreement will be construed as creating any relationship of partners, principal and agent, employer and employee, or joint venturers between the Parties. Except as expressly set forth in this Agreement, neither Party will have the power nor right to bind or obligate the other Party and neither Party will hold itself out as having such authority.
20.Amendments; Waiver; Severability. Neither this Agreement nor any Statement of Work may be amended or modified other than through a written instrument executed by duly authorized representatives of both Parties. The failure to enforce any right or provision herein will not constitute a waiver of that right or provision. Any waiver of a breach of a provision will not constitute a waiver of any subsequent breach of that provision. If any provisions herein are found to be unenforceable on the grounds that they are overly broad or in conflict with Applicable Law, it is the intent of the Parties that such provisions be replaced, reformed or narrowed so that their original business purpose can be accomplished to the extent permitted by Applicable Law, and that the remaining provisions will not in any way be affected or impaired thereby.
21.Language. Unless the Parties otherwise agree, any document that is provided in connection with this Agreement or a Statement of Work must be in English.
22.Force Majeure. Neither Party will be liable for nonperformance or delays in performance that result from causes that are beyond its reasonable control, such as acts of God, pandemics, advisories or alerts regarding public health or safety issued by governmental entities, fire, strikes, embargo, acts of terrorism, acts of government, acts by regulatory agencies or ethics committees, or other similar causes (“Force Majeure”); provided that each Party will remain liable and responsible for all of its payment obligations under this Agreement and each Statement of Work. However, such nonperformance or delay is excused under this provision only for the duration of the qualifying event. Upon the occurrence of a Force Majeure event, the Party whose performance is delayed or prevented will give written notice to the other Party of the event, the expected duration, and its anticipated effect on the ability of the Party to perform its obligations. The Party whose performance is affected by the event will also make commercially reasonable efforts to remedy the cause of the delay or work stoppage.
23.Interpretation. Except where the context expressly requires otherwise: (a) the words “include”, “includes”, and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provision to which it relates; (b) the word “will” will be construed to have the same meaning and effect as the word “shall” (and vice versa); (c) except where the context otherwise requires, the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; (d) references to any specific law, rule or regulation, article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation
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thereof; (e) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (f) any reference herein to any person will be construed to include the person’s successors and assigns; (g) the words “herein”, “hereof”, and “hereunder”, and words of similar import, will each be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals, and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties, or any committee hereunder “agree”, “consent”, “approve”, or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging). The descriptive headings of the sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any provision hereof.
24.Entire Agreement. This Agreement, together with the applicable Statements of Work and the Information Rights Agreement, contains the entire understanding of the Parties with respect to the subject matter herein and therein, and supersedes all previous agreements (oral and written), negotiations and discussions, including the Prior CDA.
25.Counterparts. This Agreement, a Statement of Work, Change Order, or amendment may be executed by electronic means (including .pdf) and in any number of counterparts, each of which when executed and delivered, will constitute an original, but all of which together will constitute one agreement binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.
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IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date by the Parties through their duly authorized officers.
ACKNOWLEDGED, ACCEPTED, AND AGREED TO:

PFIZER INC.	CARDIFF ONCOLOGY, INC.
By: /s/ Kathy Fernando (signature)	By: /s/ Mark Erlander (signature)
Name: Kathy Fernando, Ph.D.	Name: Mark Erlander
Title: Senior Vice President, Head of Pfizer Ignite	Title: Chief Executive Officer